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                U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549




                             FORM 8-K

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                    Date of Report July 22, 2004
                  (Date of earliest event reported)


                         EACO Corporation
       (Exact name of registrant as specified in its charter)


                            Florida
          (State or other jurisdiction of incorporation)

       0-14311                                 59-2597349
(Commission File Number)         (IRS Employer Identification No.)


 2113 Florida Boulevard, Neptune Beach, FL        32266
  (Address principal executive offices)         (Zip Code)


 Registrant's telephone number, including area code (904) 249-4197

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Item 5.     Other Events

     On July 21, 2004, EACO Corporation (the "Company") issued a press release announcing the Company's new ticker symbol, EACO, which was changed in conjunction with the Company's name change from Family Steak Houses of Florida, Inc. to EACO Corporation.


Item 7.     Financial Statements and Exhibits

            (c)            Exhibits.

            99.1           Press Release dated July 21, 2004.


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               EACO Corporation


Date:  July 22, 2004           By: /s/ Glen F. Ceiley
                                   Glen F. Ceiley, Chief
                                   Executive Officer





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EXHIBIT INDEX

     Exhibit No.

     99.1      Press Release dated July 21, 2004 issued by EACO
               Corporation.

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Exhibit 99.1



Contact:    Steve Travis                          NEWS RELEASE
            Director of Finance
            (904) 249-4197                        July 21, 2004

       EACO Announces New Ticker Symbol Follows Name Change

Jacksonville, Florida - July 21, 2004 - EACO Corporation (OTCBB:
EACO), formerly Family Steak Houses of Florida, Inc., announced that they have received official notification that their trading symbol has changed to EACO from RYFL. The symbol change was effective July 20, 2004.

The company's ticker symbol was changed in conjunction with its recently announced name change from Family Steak Houses of Florida, Inc. to EACO Corporation d/b/a Eatery Concepts. The new name and ticker symbol change clarify the company's new identity as a result of its recent decision to convert its restaurants to new family-buffet dining concepts. The theme of these new dining concepts is no longer the traditional steak house, as the company's previous company name implied. Accordingly, the change in the Company's name better reflects the Company's new business plan.

Most of the Company's restaurants are expected to be renovated based on the "Whistle Junction" concept which represents the imagery of a train station. The exterior design includes a water tower, whistle tower and clock tower. The interior design includes train memorabilia, moving toy trains, food bars resembling train cars and other train related elements. The operation of the Whistle Junction restaurants will continue to be a buffet format, but with an upgraded menu and improved service levels. The first converted Whistle Junction restaurant opened in March 2004, a second conversion opened in June 2004 and a newly built Whistle Junction Restaurant opened in May 2004.

"The redesigning of our restaurants is forward thinking and will provide the Company a real opportunity to return the company to profitability and to build shareholder value. Results for the Company's first Whistle Junction conversions have exceeded our expectations with increased sales of more than 50%. The combination of increased sales potential and the elimination of franchise fees can make a tremendous difference in our results and a great opportunity for our Company" remarked Edward Alexander, President and Chief Operating Officer of the Company.

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